                                                                     EXHIBIT 2.1

                          PURCHASE AND SALE AGREEMENT

                                   ARTICLE 1.
                            PROPERTY/PURCHASE PRICE

    1.1  Certain Basic Terms.
         -------------------

         (a)     Purchaser and Notice Address:
                 ----------------------------

                          G & I III Residential One LLC, a Delaware limited liability company ("Purchaser")
                          220 East 42nd Street, 27th Floor
                          New York, New York 10017
                          Attn: Ben Friedman
                          Telephone: (212) 697-4740
                          Facsimile: (212) 697-7403

         With a copy to:  Blank Rome Comisky & McCauley LLP
                          One Logan Square
                          Philadelphia, Pennsylvania 19103-6998
                          Attn: David Lebor, Esq.
                          Telephone: (215) 569-5658
                          Facsimile: (215) 569-5692

                          and
                          ---


                          Blank Rome Tenzer Greenblatt LLP
                          405 Lexington Avenue
                          New York, New York 10174
                          Attn:  Martin Luskin, Esq.
                          Telephone: (212) 885-5311
                          Facsimile: (212) 885-5003

         (b)     Sellers and Notice Address:
                 --------------------------

                          BRE Properties, Inc., a Maryland corporation ("BRE")
                                                                         ---
                          44 Montgomery Street, Suite 3600
                          San Francisco, California 94111
                          Attn: Lee Carlson
                          Telephone: (415) 445-6500
                          Facsimile: (415) 445-6505

                          BRE Properties Investors LLC, a Delaware limited liability company ("DownREIT")
                                              --------
                          44 Montgomery Street, Suite 3600
                          San Francisco, California 94111
                          Attn: Lee Carlson

                          Telephone: (415) 445-6500
                          Facsimile: (415) 445-6505

         With a copy to:  Latham & Watkins
                          505 Montgomery Street, Suite 1900
                          San Francisco, California 94111
                          Attn: Jeffrey T. Pero, Esq.
                          Telephone: (415) 395-8208
                          Facsimile: (415) 395-8095

         (c)     Date of this Agreement: July 10, 2000
                 ----------------------

         (d)     Purchase Price:         $280,000,000.
                 --------------

         (e)     Existing Indebtedness:  The obligations listed on Exhibit A
                 ---------------------                             ---------
                                         attached hereto.

         (f)     Deposit:                Cash in the amount of $1,500,000, all
                 -------                 of which has been released to BRE.

         (g)     Closing Date:           September 6, 2000, provided that
                 ------------            Purchaser may accelerate the Closing
                                         Date to a business day on or after
                                         August 1, 2000 by delivery of notice
                                         to Sellers at least seven (7) days
                                         prior to such accelerated Closing
                                         Date.

         (h)    Termination:             This Agreement will automatically
                -----------              terminate if the Closing shall not
                                         have occurred by 5:00 p.m. Eastern
                                         Standard Time on September 6, 2000
                                         except as may be required in order to
                                         enable Purchaser to enforce its right
                                         to specific performance pursuant to
                                         Section 8.2 of this Agreement.

         (i)    Title Company:           First American Title Insurance Company.
                -------------

    1.2  Properties.
         ----------

         (a) Subject to the terms of this Purchase and Sale Agreement (the "Agreement"), each Seller agrees to sell to Purchaser, and Purchaser agrees to
----------
purchase from each Seller, the real property set forth opposite such Seller's name in Exhibit B attached hereto, together with all improvements located
        ---------
thereon and all appurtenances thereto, including all of such Seller's right, title and interest in and to the land lying within any street or roadway or any vacated or hereafter vacated street or roadway adjoining such real property (each a "Property" and collectively the "Properties"). The term "Properties"
         --------                        ----------              ----------
shall include any and all of the right, title and interest of BRE or DownREIT, as applicable, in and to all tangible personal property located upon its respective Properties, including without limitation any and all appliances, gym equipment, golf carts, furniture, carpeting, draperies and curtains, tools and supplies owned by BRE or DownREIT and listed on Exhibit C attached hereto, but
                                                ---------
excluding the personal property owned by VelocityHSI, Inc. listed on Exhibit C-1
                                                                     -----------
attached hereto. BRE and DownREIT shall convey such tangible personal property at Closing by a Bill of Sale in the form of Exhibits D-1 and D-2 attached
                                            ------------     ---
hereto, respectively.

        (b) The conveyance of the Properties shall include any and all of the right, title and interest of each Seller, and shall be subject to the respective obligations of each Seller, in, to and under all intangible property in any way related to such Seller's Properties or any part thereof including, without limitation, the agreements or documents listed on Exhibit E attached hereto, all
                                                  ---------
leases, and all business licenses, warranties (including, but not limited to, those relating to the construction of such Properties or any portion thereof), utility contracts, telephone exchange numbers, plans and specifications, governmental approvals and development rights, and property names. To the extent assignable, BRE and DownREIT shall assign, and Purchaser shall assume, such rights, titles, interests, and obligations at Closing by the execution and delivery of (i) an Assignment of Contracts in the form of Exhibits F-1 and F-2
                                                          ------------     ---
attached hereto, respectively, and (ii) an Assignment of Leases in the form of Exhibits G-1 and G-2 attached hereto, respectively.
------------     ---

        (c) Purchaser shall purchase the Properties subject to the Existing Indebtedness and, at Closing, shall assume all obligations under the such Existing Indebtedness outstanding or arising from and after the Closing Date. Sellers shall obtain any consents required under the Existing Indebtedness and shall pay and be liable for all assumption and other fees charged or imposed by the holders of the Existing Indebtedness.

   1.3  Deposit. Concurrently with the execution of this Agreement, Purchaser
        -------
has paid the Deposit to BRE, evidencing Purchaser's good faith to perform its obligations under this Agreement. Subject to Section 8.1 hereof, the Deposit
                                             -----------
(plus interest from the date of this Agreement to the Closing Date at the prime rate announced from time to time by Chase Manhattan Bank, New York, New York) shall be credited toward the Purchase Price at Closing. The Deposit shall not be refundable to Purchaser except as expressly provided in Section 8.3 hereof.
                                                        -----------

   1.4  Master LLC and Master LLC Agreement. Purchaser shall have the right to
        -----------------------------------
assign all of its rights and obligations under this Agreement to a limited liability company (the "Master LLC") governed by a limited liability company
                        ----------
agreement (the "Master LLC Agreement") substantially in the form of the Master
                --------------------
LLC Agreement attached hereto as Exhibit H, with such changes as may be required
                                 ---------
by local law or Purchaser's lenders (provided, however, that any such changes shall be subject to the approval of each of the parties hereto, which approval will not be unreasonably withheld). If Purchaser does not so assign all of its rights and obligations under this Agreement to the Master LLC, Purchaser shall contribute the Properties to the Master LLC. Simultaneously with Sellers' transfer of the Properties to Purchaser (or the applicable Subsidiary LLC, pursuant to Section 1.5 below), but as part of the Closing on the Closing Date,
            -----------
in exchange for a pro rata number of membership units in the Master LLC, BRE agrees to contribute the lesser of (i) cash in the amount of 15% of the difference between the Purchase Price and the debt encumbering the Properties at the time of such contribution and (ii) $12,750,000 (the "Contribution") to the Master LLC.

   1.5  Direct Transfer to Subsidiary LLCs. Purchaser, on its own behalf or as
        ----------------------------------
the managing member of the Master LLC, as appropriate shall have the right to direct Sellers to deed the Properties and transfer its other interests in the Properties directly to one or more limited liability companies wholly-owned by the Master LLC (each a "Subsidiary LLC" and collectively the "Subsidiary LLCs")
                        --------------                        ---------------
and governed by a limited liability company agreement substantially in the form of the limited liability company agreement (the "Subsidiary LLC Agreement")
                                                 ------------------------
attached hereto as Exhibit I, with such changes as may be required by local law
                   ---------
or Purchaser's lenders (provided, however, that any such changes shall be subject to the approval of each of the parties hereto, which approval will not be unreasonably withheld).

                                  ARTICLE 2.
                                  INSPECTIONS

   2.1  Property Information.  Prior to the Date of this Agreement, each
        --------------------
Seller has made available to Purchaser true, accurate and complete copies of all documents which relate in any manner to such Seller's Properties or the operation thereof and which, to such Seller's knowledge, are in such Seller's possession or control, including, without limitation, the following (collectively, the "Property Information"):
                    --------------------

        (a)  All operating agreements and service contracts;

        (b)  All surveys, plats or maps;

        (c) All construction drawings and plans and specifications for improvements;

        (d)  All warranties and guaranties;

        (e)  All environmental reports;

        (f)  All engineering and physical inspection reports;

        (g)  All approvals, permits, certificates or statements of occupancy;

        (h) All operating and maintenance records and books, and real estate tax bills and statements of assessed value;

        (i)  Utility bills, including electric, gas and water bills;

        (j)  All leases together with all amendments and modifications thereof;
and

        (k) A current rent roll and delinquency report, including a list of tenant renewals and notices of termination.

        Neither Seller makes any representation or warranty as to the accuracy of the Property Information or suitability for reliance thereon by Purchaser. To each Seller's knowledge, such Seller has not failed to provide to Purchaser any document which Purchaser has requested which relates in any manner to such Seller's Properties or the operation thereof and which, to such Seller's knowledge, is in such Seller's possession or control.

   2.2  Confidentiality.  The Property Information and all other information
        ---------------
relating to the Properties, other than matters of public record or matters generally known to the public or which become known to the public other than as a result of a breach of this Section 2.2 or the Confidentiality Agreement,
                             -----------
furnished to, or obtained through inspection of the Properties by, Purchaser and its affiliates, lenders, employees, attorneys, accountants and other agents, (a) shall be treated by Purchaser and its affiliates, lenders, employees, attorneys, accountants and agents, as confidential in accordance with the terms of the Confidentiality Agreement by and between BRE and Purchaser dated January 20, 2000 (the "Confidentiality Agreement"), (b) may only be disclosed to Purchaser's
           -------------------------
consultants, affiliates, investors, lenders, employees, attorneys and accountants who agree to maintain the confidentiality of such information in accordance with the Confidentiality Agreement, and (c) with respect to the Property Information, shall be returned to Sellers by Purchaser if Closing with respect to such Property does not occur. The provisions of this Section 2.2
                                                                 -----------
shall survive Closing or the earlier termination of this Agreement.

   2.3  Inspections in General.  Subject to Section 2.4 hereof, during the
        ----------------------              -----------
pendency of this Agreement, Purchaser and its agents and employees shall have the right to enter upon the Properties for the purpose of making inspections at Purchaser's sole risk, cost and expense. Before any such entry, Purchaser shall provide the appropriate Seller with a certificate of insurance naming such Seller as an additional insured, issued by an insurer and including such insurance limits and coverages as may be reasonably satisfactory to such Seller. All entries upon the Properties shall be at reasonable times during normal business hours and after at least 48 hours prior notice to the appropriate Seller, and such Seller or its agent shall have the right to accompany Purchaser during any activities performed by Purchaser on such Property. If any inspection or test disturbs any Property, Purchaser shall restore such Property to the same condition as existed before the inspection or test. Purchaser shall indemnify, defend and hold harmless each Property and each Seller and its respective directors, officers, agents, contractors and employees, from and against any and all losses, costs (including attorneys' fees), damages, claims, or liabilities, including but not limited to mechanic's and materialmen's liens, arising out of Purchaser's actions in connection with Purchaser's inspection of the Properties as allowed herein. The provisions of this Section 2.3 shall
                                                          -----------
survive Closing or the earlier termination of this Agreement.

   2.4  Environmental Inspections.  Prior to the date hereof, Purchaser has
        -------------------------
conducted all environmental inspections of the Properties it wished to conduct.

   2.5  PURCHASER'S RELIANCE ON ITS INVESTIGATIONS. PURCHASER REPRESENTS AND
        ------------------------------------------
WARRANTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT, IN PURCHASING THE PROPERTIES, IT HAS RELIED AND SHALL RELY ON (A) ITS OWN EXPERTISE AND THE EXPERTISE OF ITS OWN CONSULTANTS AND ADVISORS AND (B) ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTIES, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. PRIOR TO THE DATE HEREOF, PURCHASER HAS CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTIES AS PURCHASER DEEMED OR SHALL DEEM NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY,

UPON ANY REPRESENTATION OR WARRANTY MADE BY ANY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER ANY SELLER OR ON ANY SELLER'S BEHALF CONCERNING ANY PROPERTY, EXCEPT FOR SUCH SELLER'S WARRANTIES (AS DEFINED BELOW).

          TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW AND EXCEPT FOR EACH SELLER'S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND ANY WARRANTIES CONTAINED IN THE DEEDS OR OTHER DOCUMENTS DELIVERED AT CLOSING ("SELLER'S
                                                                 --------
WARRANTIES"), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION OR
----------
WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY ANY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, PURCHASER AGREES TO ACCEPT THE PROPERTIES ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH EACH SELLER HEREBY DISCLAIMS, EXCEPT FOR EACH SELLER'S WARRANTIES. EXCEPT FOR EACH SELLER'S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY ANY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, ENTITLEMENTS, DEVELOPMENT APPROVALS, MERCHANTABILITY, MARKETABILITY, DESIGN, QUALITY, CONDITION, OPERATION, INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES (INCLUDING ASBESTOS), ABSENCE OF FAULTS, FLOODING, WETLANDS, OR COMPLIANCE WITH LAWS, ORDINANCES, OR REGULATIONS (INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT). PURCHASER ACKNOWLEDGES THAT PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC, USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTIES AND THAT PURCHASER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATION OR WARRANTY MADE BY ANY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER ANY SELLER OR ON ANY SELLER'S BEHALF CONCERNING ANY PROPERTY, EXCEPT FOR EACH SELLER'S WARRANTIES. FURTHER, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT NEITHER SELLER MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY PROPERTY INFORMATION OR ANY DOCUMENTS MADE AVAILABLE TO PURCHASER OR ITS ADVISORS AND CONSULTANTS CONCERNING THE FINANCIAL, PHYSICAL, OR ENVIRONMENTAL CONDITION OF ANY PROPERTY, THE USE TO WHICH ANY PROPERTY MAY BE PUT, OR ANY OTHER MATTER RELATED TO ANY PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

          PURCHASER HEREBY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH

LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBPARAGRAPH ARE A MATERIAL PART OF THIS AGREEMENT.

          /s/ FXT   Purchaser's initials
          ---------

          The provisions of this Section 2.5 shall survive indefinitely Closing
                                 -----------
or termination of this Agreement and shall not be merged into Closing documents.

                                  ARTICLE 3.
                            TITLE AND SURVEY REVIEW

     3.1  Delivery of Title Commitment.  Each Seller has delivered to Purchaser
          ----------------------------
a preliminary title report issued by the Title Company (the "Title Commitment")
                                                             ----------------
covering its respective Properties, together with copies of all documents referenced in the Title Commitment. Purchaser has obtained a survey of the Properties and a recent update of each such survey (collectively, the "Survey").
                                                                       ------
The Title Commitments and the Survey are listed on Exhibit J hereto.
                                                   ---------

     3.2  Title Review and Cure.  Prior to the date hereof, Purchaser has
          ---------------------
reviewed and approved title to the Properties as disclosed by the Title Commitment and the Survey. Neither Seller shall have any obligation to cure any title objections, except monetary liens created by, through or under such Seller, which monetary liens such Seller shall cause to be (a) released at Closing or (b) provided such monetary lien is for less than $200,000, affirmatively insured over by the Title Company. Each Seller agrees to remove any exceptions or encumbrances to title which are created by such Seller after the date of this Agreement without Purchaser's consent and the exceptions noted on Exhibit E as being Sellers' obligation to remove. The term "Permitted
   ---------                                                    ---------
Exceptions" shall mean: (i) the standard printed exceptions that are part of the
----------
promulgated title insurance form (except to the extent such printed exceptions would be removed by the customary owner's affidavits referred to in Section
                                                                    -------
3.3); (ii) the specific exceptions in the Title Commitment that the Title
---
Company has not agreed to insure over or remove from the Title Commitment as of the date hereof and that the applicable Seller is not required to remove as provided above; (iii) items shown on the Survey and any state of facts which an accurate survey would reveal, provided that such state of facts does not render title unmarketable; (iv) real estate taxes not yet due and payable; (v) the Existing Indebtedness, and (vi) all matters listed on Exhibit E attached hereto.
                                                      ---------

     3.3  Delivery of Title Policy at Closing.  As a condition to Purchaser's
          -----------------------------------
obligation to close, the Title Company shall be irrevocably committed to deliver to Purchaser at Closing, a CLTA or (at Purchaser's option) an ALTA Owner's Title Insurance Policy Form B-1970 Extended Coverage or equivalent for the Properties, issued by the Title Company as of the date of Closing in the amount of the Purchase Price, insuring Purchaser (or the applicable Subsidiary LLC) as owner of good, marketable and indefeasible fee simple title to the Properties, subject only to the Permitted Exceptions, and including such arrangements for reinsurance or co-insurance as Purchaser shall reasonably request (the "Title
                                                                         -----
Policy").  The cost of obtaining the Title Policy shall be borne by Sellers.
------
Sellers shall deliver to the Title Insurance Company such ALTA coverage affidavits as may be customarily required by the Title Insurance Company to enable Purchaser to obtain the Title Policy. The Title Policy shall include any customary endorsement required by the holders of any applicable Existing Indebtedness to insure the continuing priority of the lien secured by such Existing Indebtedness and a standard non-imputation endorsement in favor of Purchaser or the applicable Subsidiary LLC.

                                  ARTICLE 4.
                                    CLOSING

     4.1  Closing.   The consummation of the transaction contemplated herein
          -------
(the "Closing") shall occur on the Closing Date at the offices of Latham &
      -------
Watkins, San Francisco or at such other time or place as Sellers and Purchaser may agree or, at Purchaser's election, at the offices of Purchaser's lenders or counsel.

     4.2  Conditions to the Parties' Obligations to Close. The obligation of
          -----------------------------------------------
Sellers, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder on the Closing Date is contingent upon the following:

          (a) The other party's representations and warranties contained herein shall be true, correct and complete in all material respects as of the date of this Agreement and the Closing Date;

          (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made by such other party shall have been made;

          (c) There shall exist no pending or threatened action, suit, arbitration, claim, attachment, proceeding, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceeding, against the other party that would materially and adversely affect the other party's ability to perform its obligations under this Agreement or the Properties;

          (d) There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

          (e) Each party shall have obtained by the Closing Date any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby;

          (f) Each of the holders of the Existing Indebtedness encumbering the Properties shall have consented in writing to the transactions contemplated hereby and the assumption by the Purchaser of such Existing Indebtedness and the documents evidencing or securing such Existing Indebtedness on terms and pursuant to documents acceptable to Purchaser in its reasonable discretion, and each such holder shall have delivered an estoppel to Purchaser with respect to such Existing Indebtedness in form acceptable to Purchaser in its reasonable discretion; and

          (g) The Title Company shall be irrevocably committed to deliver the Title Policy.

          If any condition to such party's obligation to proceed with Closing hereunder has not been satisfied with respect to any Property as of the Closing Date, such party may, in its sole discretion, terminate this Agreement with respect to such Property by delivering notice to the other party on or before the Closing Date, or elect to close with respect to such Property, notwithstanding the non-satisfaction of such condition. If such party elects to terminate this Agreement with respect to such Property, the Purchase Price shall be equitably adjusted by Sellers and Purchaser. If such party elects to close with respect to such Property, notwithstanding the non-satisfaction of such condition, such party shall be deemed to have waived such condition. Except as set forth in Section 8.2 hereof, no such election or waiver by Sellers or
             -----------
Purchaser shall affect such party's remedies under Sections 8.1 and 8.2 hereof.
                                                   ------------     ---

     4.3  Sellers' Deliveries in Escrow. On or before the Closing Date, each
          -----------------------------
Seller shall deliver in escrow to the Title Company the following documents relating to such Seller's Properties, executed and (where appropriate) acknowledged by such Seller, in favor of Purchaser or the applicable Subsidiary
LLC:

          (a)  Deeds.  A special warranty deed or deeds (for use in the States
               -----
of Arizona and New Mexico) or a grant, bargain & sale deed or deeds (for use in the State of Nevada) (the "Deeds") substantially in the forms attached hereto as
                           -----
Exhibits K-1 and K-2, respectively, and such quitclaim deeds as may be required
------------     ---
by the Title Company to issue "same as survey" endorsements or to otherwise correct variances in legal and actual property descriptions.

          (b)  Bill of Sale.  A Bill of Sale in the form of Exhibits D-1 or D-2
               ------------                                 ------------    ---
attached hereto respecting tangible personal property.

          (c) State Law Disclosures.  Such disclosures and reports as are
              ---------------------
required by applicable state and local law in connection with the conveyance of real property.

          (d)  FIRPTA.  A Foreign Investment in Real Properties Tax Act
               ------
affidavit.

          (e)  Assignment of Contracts.  An Assignment of Contracts in the form
               -----------------------
of Exhibits F-1 and F-2 attached hereto.
   ------------     ---

          (f)  Assignment of Leases.  An Assignment of Leases in the form of
               --------------------
Exhibits G-1 and G-2 attached hereto.
------------     ---

          (g)  Leases.  A revised and updated Lease Schedule for such Properties
               ------
certified by such Seller to be complete and correct in all material respects as of the date not earlier than five (5) business days prior to the Closing Date.

          (h)  Indebtedness.  An estoppel letter from the holder of any Existing
               ------------
Indebtedness encumbering such Properties stating that there are no defaults under such Existing Indebtedness and no outstanding unpaid charges, together with the consent of each such holder to the conveyances of such Properties.

          (i)  Proration Invoices.  To the extent available, copies of all bills
               ------------------
supporting the items being prorated as provided in Article 5 below.

          (j)  Lease Security Deposits.  All security deposits (together with
               -----------------------
all interest earned thereon) and advance rentals under the leases for such Properties.

          (l)  Bring Down Certificate.  A certificate of an officer of such
               ----------------------
Seller, attaching an updated Lease Schedule and certifying that on the Closing Date such Seller's representations and warranties relating to such Properties set forth in Section 6.3 hereof are true, correct and complete in all material
             -----------
respects on the Closing Date, except as set forth in the Property Information or as disclosed prior to the date hereof in writing to Purchaser.

          (m)  Additional Documents. Any additional documents provided for in
               --------------------
this Agreement or that the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

          (n)  Estoppels.  A customary estoppel letter (and subordination
               ---------
agreement, if required by Purchaser's lenders ) from the tenant under any material laundry or commercial lease.

          (o)  Certificate of Occupancy.  To the extent available, a valid
               ------------------------
certificate of occupancy. If a valid certificate of occupancy is not available, such Seller shall use its best commercial efforts to obtain an appropriate letter from the relevant government agency regarding the matters usually covered by a certificate of occupancy.

     4.4  Purchaser's Deliveries in Escrow. On or before the Closing Date,
          --------------------------------
Purchaser shall deliver or cause to be delivered in escrow to the Title Company the following relating to the Properties, executed (where appropriate) by Purchaser or the applicable Subsidiary LLC:

          (a)  Purchase Price. The Purchase Price in immediately available
               --------------
federal funds (less the Deposit and plus or minus any applicable prorations) and less the unpaid principal balance of the Existing Indebtedness as set forth on Exhibit A attached hereto.
---------

          (b)  State Law Disclosures.  Such disclosures and reports as are
               ---------------------
required by applicable state and local law in connection with the conveyance of real property.

          (c)  Assignment of Contracts.  An Assignment of Contracts in the form
               -----------------------
of Exhibits F-1 and F-2 attached hereto
   ------------     ---

          (d)  Assignment of Leases.  An Assignment of Leases in the form of
               --------------------
Exhibits G-1 and G-2 attached hereto.
-------- ---    ---

          (e)  Assumption of Indebtedness.  Evidence of Purchaser's assumption
               --------------------------
of the Existing Indebtedness in form reasonably satisfactory to Sellers.

          (f)  Subsidiary LLC Agreement.  If Purchaser has directed Sellers to
               ------------------------
transfer any Property to any Subsidiary LLC, the Subsidiary LLC Agreement for such Subsidiary LLC.

          (g)  Additional Documents.  Any additional documents provided for in
               --------------------
this Agreement, or that the Title Company may reasonably require, for the proper consummation of the transaction contemplated by this Agreement.

     4.5  Closing Statement. At Closing, Sellers and Purchaser shall deposit
          -----------------
with the Title Company an executed closing statement consistent with this Agreement in the form required by the Title Company.

     4.6  Title Policy. The Title Policy for the Properties shall be delivered
          ------------
at Closing as provided in Section 3.3 hereof.
                          -----------

     4.7  Possession.  At Closing, each Seller shall deliver to the Purchaser
          ----------
possession of its respective Properties, subject to the applicable Permitted Exceptions.

     4.8  Costs.  At Closing, each party shall pay its portion of the following
          -----
costs as indicated below:

          (a)       Survey - Purchaser

          (b)       Title Policy:

                    (i) Basic premium for the Title Policy and any non-imputation endorsement. - Sellers.

                    (ii)   Other Endorsements - Purchaser.

          (c)  Documentary, transfer, excise and similar fees:

                    (i)    State and county - applicable Seller

                    (ii)   Municipal/city - applicable Seller

          (d)  Recording charges:

               (i) Instruments to remove encumbrances that any Seller is obligated to remove - applicable Seller

               (ii) Deed - Purchaser

     (e) Appraisals, inspections and tests - Purchaser. If Purchaser performs any appraisals, inspections or tests or pays any closing costs in connection with the acquisition financing for the Properties, Sellers shall bear 15% of such costs and Purchaser shall bear 85% of such costs, provided that Sellers' obligation shall be limited to a maximum of $250,000 for such costs.

     (f) Other - The Title Company's escrow fee shall be evenly divided between Purchaser and Sellers. Each party shall pay its own attorneys' fees. Except as otherwise provided herein, all other costs shall be borne according to local custom. Purchaser shall pay any escrow cancellation fee or other fees due upon a termination of this Agreement based on Purchaser's default. Sellers shall pay all assumption costs related to the Existing Indebtedness. Purchaser shall pay all fees or costs payable in connection with the assignment of any contract or agreement or in connection with the cancellation of any agreement respecting telecommunications, satellite, cable or similar services affecting the Properties listed on Exhibit E or
                                                             ---------
otherwise disclosed pursuant to this Agreement pursuant to Section 4.10.
                                                           ------------

     4.9    Original Documents.  At Closing, each Seller shall deliver to the
            ------------------
Purchaser or its managing agent all originals in such Seller's possession of all Existing Leases, new leases, Property Information and other documents relating to the Properties.

     4.10   Close of Escrow.  The Title Company shall agree in writing with
            ---------------
Sellers and Purchaser that (a) recordation of the Deeds constitutes its representation that it is holding all Closing documents, closing funds and the closing statement and is prepared and irrevocably committed to disburse closing funds in accordance with the closing statement and (b) release of funds to Sellers shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the documents described above to the appropriate parties and to immediately thereafter disburse funds according to the closing statement executed by Sellers and Purchaser and in accordance with escrow instructions of each party consistent with this Agreement.

          Prorations and adjustments with respect to the Properties shall be made as of the Closing Date as set forth in Article 5. At Purchaser's request,
                                            ---------
at Closing Sellers shall cancel any agreement respecting telecommunications, satellite, cable or similar services affecting the Properties listed on Exhibit
                                                                        -------
E or otherwise disclosed pursuant to this Agreement identified for cancellation
-
by Purchaser.

                                  ARTICLE 5.
                                  PRORATIONS

     5.1  Taxes and Assessments.  General real estate taxes and assessments and,
          ---------------------
as applicable, water and sewer rents, imposed by each governmental authority and any assessments imposed by any association or any private covenant constituting a lien or charge on the Properties due or accrued for the then current calendar year or other current tax period shall be prorated between the applicable Seller and Purchaser as of the Closing Date. Special assessments shall be prorated as of the Closing Date according to the due dates of installments, with the applicable Seller being responsible for installments that become due and payable before the Closing Date, and Purchaser being responsible for installments that become due and payable on or after the Closing Date. The parties hereto agree to execute any documents or take any actions, either before or after Closing, that may be necessary to carry out the intention of the foregoing. If Closing occurs prior to the receipt by any Seller of a separate tax bill for any of its Properties for the tax period in which Closing occurs, Purchaser and such Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates, and shall make a final adjustment as soon as reasonably possible after Closing.

     5.2  Service Contracts.  Charges under service contracts shall be prorated
          -----------------
as of the Closing Date.

     5.3  Rents.  Rents and other charges under all leases shall be prorated as
          -----
of the Closing Date, as and when collected. If at Closing, any tenants are in arrears in the payment of rents or other sums which were payable prior to Closing, all payments by such tenants after Closing shall be applied first against current rental due, and then against any such arrearage, up to a maximum
of three (3) months per tenant.   All rents received by Sellers for periods
after Closing shall be promptly paid over to Purchaser. Purchaser assumes no obligation to bring suit for the collection of rentals in arrears. Sellers shall not bring or continue any actions against a tenant after Closing for the collection of rentals in arrears.

     5.4  Existing Indebtedness. Interest required to be paid in connection with
          ---------------------
the Existing Indebtedness shall be prorated between the applicable Seller and Purchaser as of the Closing Date.

     5.5  Utilities.  All utilities shall be prorated based on actual readings
          ---------
which shall be made for each of the Properties no earlier than five (5) days before Closing plus a per diem charge for each intervening day from such utility reading to Closing based on the average per day charge for the immediately previous billed month.

     5.6  Adjustments.  All prorations and Closing payments shall be made on the
          -----------
basis of closing statement signed by Purchaser and Sellers. In the event any of the prorations or apportionments made under this Article 5 shall prove to be
                                                 ---------
incorrect for any reason, then any party shall be entitled to a prompt adjustment to correct the same. All such prorations shall be calculated on the basis of the actual number of days of the month and a 365-day year.


                                  ARTICLE 6.
                        REPRESENTATIONS AND WARRANTIES

     6.1  BRE's Corporate Representations and Warranties. As a material
          ----------------------------------------------
inducement to Purchaser to execute this Agreement and consummate this transaction, BRE represents and warrants to Purchaser that as of the date hereof and as of the Closing Date:

          (a)  Organization and Authority.  BRE is a Maryland corporation,
               --------------------------
validly existing and in good standing in the State of Maryland, and qualified to do business in the states in which the BRE Real Properties are located. This Agreement has been, and all of the documents to be delivered by BRE at Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of BRE, enforceable in accordance with their terms.

          (b)  Conflicts and Pending Action.  There is no agreement to which BRE
               ----------------------------
is a party or to BRE's knowledge binding on BRE which is in conflict with this Agreement. There is no action or proceeding pending or, to BRE's knowledge, threatened against the BRE Real Properties, including condemnation proceedings, or against BRE which challenges or impairs BRE's ability to execute or perform its obligations under this Agreement.

          "BRE's knowledge," as used in this Agreement, means the current actual knowledge of Frank C. McDowell, Mike Clow, LeRoy E. Carlson and Terri Brown of BRE (who, BRE represents and warrants, are the individuals employed by BRE with the knowledge required to make representations and warranties on behalf of BRE to and for the benefit of Purchaser), without any duty of inquiry or investigation.

     6.2  DownREIT's Representations and Warranties. As a material inducement to
          -----------------------------------------
Purchaser to execute this Agreement and consummate this transaction, DownREIT represents and warrants to Purchaser that as of the date hereof and as of the Closing Date:

         (a)   Organization and Authority.  DownREIT is a Delaware limited
               --------------------------
liability company, validly existing and in good standing in the State of Delaware, and qualified to do business in the states in which the DownREIT Real Properties are located. This Agreement has been, and all of the documents to be delivered by DownREIT at Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of DownREIT, enforceable in accordance with their terms.

          (b)  Conflicts and Pending Action.  There is no agreement to which
               ----------------------------
DownREIT is a party or to DownREIT's knowledge binding on DownREIT which is in conflict with this Agreement. There is no action or proceeding pending or, to DownREIT's knowledge, threatened against the DownREIT Real Properties, including condemnation proceedings, or against DownREIT which challenges or impairs DownREIT's ability to execute or perform its obligations under this Agreement.

          "DownREIT's knowledge," as used in this Agreement, means the current actual knowledge of Frank C. McDowell, Mike Clow, LeRoy E. Carlson and Terri Brown of BRE (who, DownREIT represents and warrants, are the individuals employed by BRE, as the managing member of DownREIT, with the knowledge required to make representations and warranties on behalf of DownREIT to and for the benefit of Purchaser), without any duty of inquiry or investigation.

     6.3  Sellers' Property Representations.  As a material inducement to
          ---------------------------------
Purchaser to execute this Agreement and consummate this transaction, BRE severally (and not jointly) as to its own Properties, and BRE and DownREIT (jointly and severally) as to DownREIT's Properties, represents and warrants to Purchaser on the date hereof that, except as disclosed in the Property Information or as otherwise previously disclosed to Purchaser:

          (a)  Existing Indebtedness.
               ---------------------

               (i) Such Seller has previously delivered to Purchaser full, complete and correct copies of all of the documents (the "Loan Documents")
                                                          --------------
evidencing or securing any Existing Indebtedness applicable to its Properties, together with all amendments, modifications and supplements thereof.

               (ii)   The Loan Documents are in full force and effect.

               (iii) To such Seller's knowledge, no event has occurred which, with the passage of any grace period and/or giving of any notice, could give the holder of such Existing Indebtedness the right to declare a default under any such Loan Document.

          (iv) To such Seller's knowledge, the holder of such Existing Indebtedness has not delivered to such Seller any written notice requesting or requiring any action to be taken or work to be performed on any of the Properties.

          (v) The principal balance of such Existing Indebtedness is as shown on Exhibit A attached hereto.
   ---------

     (b)  Leases.
          ------

          (i)    The lease schedule attached hereto as Exhibit L (the "Lease
                                                       ---------       -----
Schedule") lists all existing leases at such Seller's Properties (the "Existing
                                                                       --------
Leases") and set forth the following information with respect to each of the
------
Existing Leases: (a) the apartment number, (b) the commencement and expiration dates, (c) the monthly rental payable and the amount of delinquent rent, (d) the amount of any advance rentals and security deposits paid by the tenant, (e) information relating to any renewal option and (f) any other charges.

          (ii) No tenant has any option agreement of sale or any other right, title or interest in the Properties, other than its tenancy under an Existing Lease.

          (iii) The information relating to the Existing Leases as set forth in the Lease Schedule is true, complete and accurate in all material respects.

          (iv) To such Seller's knowledge, each of the Existing Leases is valid, subsisting and in full force and effect without amendment, modification or supplement, except as previously disclosed in writing to Purchaser, or as amended, modified or supplemented after the date hereof in accordance with this Agreement.

          (v) None of the Existing Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered, other than to the holders of the Existing Indebtedness.

          (vi) All material obligations of such Seller required to be performed under the Existing Leases have been performed and paid for in full.

          (vii) No brokerage and/or leasing commissions and/or lease referral fees are due or will become due to any party by reason of the execution of any of the Existing Leases and/or rental to be paid thereunder, or any extension or renewal of any thereof.

          (viii) True, correct and complete copies of the Existing Leases described on the Lease Schedule have been delivered by such Seller to Purchaser.

          (ix) The amount of outstanding claims by tenants under Existing Leases does not exceed $10,000 in the aggregate for any Property, excluding tenant claims covered by insurance.

     (c) Employees.  There are no employment agreements or collective bargaining
         ---------
agreements relating to such Seller's Properties. Purchaser shall have no responsibility for such Seller's employees after Closing. It is anticipated that, at or subsequent to

Closing, BRE (or, at BRE's election, Alliance Property Management) shall enter into a management agreement with Purchaser or the applicable Subsidiary LLC with respect to the Properties. It is anticipated that each such management agreement shall be terminable by either party on 30 days' prior notice.

     (d)  Insurance.
          ---------

          (i) Such Seller shall maintain all insurance currently in effect as to its Properties in full force and effect up to and including Closing. Purchaser acknowledges that Sellers shall have no obligation to assign any insurance policies or benefits to Purchaser, the Master LLC, any Subsidiary LLC or any other party.

          (ii) To such Seller's knowledge, such Seller has not received any written notice from any insurance company which has issued a policy with respect to any of its Properties or from any Board of Fire Underwriters (or other body exercising similar functions) claiming any defects or deficiencies which have not been cured or corrected or requesting the performance of any repairs, alterations or other work which have not been performed and such Seller has no knowledge of any fact which would cause such insurance company to terminate or refuse to renew any policy of insurance currently in force, or to increase the premium rates payable thereunder.

     (e)  Compliance with Law. Except as disclosed to Purchaser in writing prior
          -------------------
to the date hereof, to such Seller's knowledge, (i) such Seller has not received any written notice from any governmental authority, and such Seller has no knowledge of, any uncorrected violation of any law, ordinance, order or requirements affecting such Seller or any Properties which has not been fully complied with and which reasonably could be expected to require the payment of more than $10,000 per Property in order to obtain compliance, or which involves a material threat to life or safety (such as the absence of a legally-mandated sprinkler system), or (ii) any action threatened by any governmental authority against such Seller to enforce any such law, ordinance, order or requirements.

     (f)  General Property Representations.
          --------------------------------

          (i) Such Seller has not received any written notice of future increased real estate assessments or special assessments affecting any of its Properties, nor is such Seller aware of any proposed increase.

          (ii) Such Seller has not received any written notice of pending or contemplated condemnation of all or affecting any part of its Properties or their intended uses.

          (iii) To such Seller's knowledge, such Seller complies in all material respects with all easements and all covenants, conditions and restrictions and regulatory agreements affecting its respective Properties.

          (iv) To such Seller's knowledge, in those cases (if any) in which a Property is encumbered by more than one (1) agreement for telecommunications, satellite, cable or similar services, the existence of such multiple agreements will not result in a default under any of the remaining agreements.

          (v) To BRE's knowledge, the Satellite Television Service Agreement affecting Fairway Crossing Apartments does not violate the Declarations, Covenants, Conditions and Restrictions for such Property.

          (vi) BRE shall cause the lis pendens currently recorded against the Colonia Del Rio Apartments to be released or bonded over prior to the Closing Date for such Property.

          (vii) To such Seller's knowledge, such Seller has paid all assessments due to any home owner associations possessing the authority to levy such assessments on such Seller's Properties and has not defaulted in the performance of any obligations thereunder.

          (viii) The proposed condemnation proceeding in respect of the Colonia Del Rio Apartments as disclosed on Exhibit J has been dismissed or
                                           ---------
terminated.

     (g) No Hazardous Substances on Real Property.
         -----------------------------------------

         (i) To such Seller's knowledge, no Hazardous Substances presently exist or have been discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on, in, or under any of its Properties;

         (ii) To such Seller's knowledge, no asbestos or asbestos-containing materials have been installed, used, incorporated into, or disposed of on its Properties and no PCBs are located on or in any of its Properties, whether in electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or otherwise. To such Seller's knowledge, no underground storage tanks are located on any of its Properties or were located on any of its Properties and subsequently removed or filled. To such Seller's knowledge, no investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to any of its Properties. Such Seller has no knowledge of, or received any written notice, citation, summons, directive, order or other communication from or by, any governmental or quasi-governmental authority or agency or any other person or party concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release, or other handling of any Hazardous Substance within, on, from, related to, or affecting any of its Properties.

          The term "Hazardous Substances" shall mean all hazardous waste, hazardous substances, hazardous constituents, hazardous materials, toxic substances, or related substances or materials, whether solids, liquids or gases including, but not limited to, polychlorinated biphenyl (commonly known as PCBs), asbestos, radon, urea formaldehyde, petroleum products (including gasoline and fuel oil), toxic substances, hazardous chemicals, spent solvents, sludge, ash, containers with hazardous waste residue, spent solutions from manufacturing processes, pesticides, explosives, organic chemicals, inorganic pigments and other similar substances, as each of the foregoing terms are defined under, or regulated or governed by, any and all environmental laws including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)9601 et. seq.,
(ii) the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S) 1801 et seq., (iii) the Resource, Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S)6901 et seq., (iv) the

Clean Water Act, as amended, 33 U.S. C. (S)1251 et seq., (v) the Toxic Substances Control Act of 1976, as amended, 15 U.S. C. (S)2601 et. seq., (vi) the Clean Air Act, as amended, 42 U.S. C. (S)7401 et seq., or (vii) any so-called "superfund" or "superlien" law.

          (h) To such Seller's knowledge, Exhibit E attached hereto lists every
                                          ---------
material contract which will affect such Seller's respective Properties after Closing.

          (i) There is no litigation pending with respect to the Properties other than as disclosed by Section 6.3(b)(ix) or otherwise disclosed pursuant to
                           -----------------
this Agreement.

     6.4  Purchaser's Representations and Warranties.  As a material inducement
          ------------------------------------------
to each Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to each Seller that as of the date hereof and as of the Closing Date:

          (a) Purchaser Organization and Authority.  Purchaser is a Delaware
              ------------------------------------
limited liability company, validly existing and in good standing in the State of Delaware, and qualified to do business in the states in which the Properties are located. One member of Purchaser is DRA Growth and Income Fund III, LLC, a Delaware limited liability company. This Agreement has been, and all of the documents to be delivered by Purchaser at Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

          (b) Master LLC Organization and Authority.  On the Closing Date, the
              -------------------------------------
Master LLC will be duly organized as a Delaware limited liability company, and will be validly existing and in good standing in the State of Delaware, and, if the Master LLC takes title to any of the Properties, qualified to do business in the states in which the Properties are located.

          (c) Subsidiary LLC's Organization and Authority.  On the Closing Date,
              -------------------------------------------
each of the Subsidiary LLCs to which Purchaser has directed Sellers to transfer any Properties under this Agreement will be duly organized as a Delaware limited liability company, and will be validly existing and in good standing in the State of Delaware, and qualified to do business in the states in which such Properties are located.

          (d) Conflicts and Pending Action.  There is no agreement to which
              ----------------------------
Purchaser or any Subsidiary LLC is a party or to Purchaser's knowledge binding on Purchaser or any Subsidiary LLC which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser or any Subsidiary LLC which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

          (e) Completion of Due Diligence.  Without limiting Sellers'
              ---------------------------
Warranties or any covenants of Sellers herein, Purchaser, on its own behalf and on behalf of the Master LLC and all Subsidiary LLCs, has satisfied itself as to the physical condition of and the state of title to the Properties and the suitability of the Properties for purchase by Purchaser, the Master LLC or any Subsidiary LLC and has otherwise completed all of its due diligence with respect to the Properties.

          (f) Sufficient Funds.  As of the Closing Date, Purchaser, Master LLC
              ----------------
and the Subsidiary LLCs shall have access to sufficient funds to consummate the Closing.

          "Purchaser's knowledge," as used in this Agreement, means the current actual knowledge of Brian Summers, Frank Tansey, James Egan, Adam Breen and Ben Friedman of DRA Advisors, Inc. (who, Purchaser represents and warrants, are the individuals with the knowledge required to make the representations and warranties which Purchaser is making for the benefit of Sellers), without any duty of inquiry or investigation.

                                  ARTICLE 7.
                               MUTUAL COVENANTS

     7.1  Mutual Cooperation.  The parties agree (a) to use all commercially
          ------------------
reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to effect any of the transactions contemplated hereby, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective commercially reasonable good faith efforts (a) to obtain all necessary waivers, consents and approvals from other parties (provided, however that no party shall be required to make any payment, commence any litigation or agree to any modification of the terms of any agreements or instruments in order to obtain any such waivers, consents or approvals) and (b) to give all necessary notices to, and make all necessary registrations and filings with, all relevant third parties.

     7.2  Certain Notices.  Purchaser shall give prompt notice to each Seller,
          ---------------
and the applicable Seller shall give prompt notice to Purchaser, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement or in any exhibits attached hereto to be untrue or inaccurate in any material respect and (b) any failure of Purchaser or such Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied under this Agreement or any exhibits attached hereto.

     7.3  Operation of Property to Date of Closing.  Between the date hereof and
          ----------------------------------------
Closing, each Seller shall do the following with respect to each of its
Properties:

               (i) perform all of its respective obligations as landlord under the Existing Leases, and any new leases, for such Properties, and provide continuity of services, heat and other utilities, and keep such Properties adequately stocked with supplies;

               (ii) provide normal maintenance at such Properties and make all repairs, replacements and budgeted capital expenditures which would be made in the normal course of business and which may be necessary to keep such Properties in good order and condition (but shall not make any other capital expenditures without Purchaser's prior consent);

               (iii) not perform or omit to perform any act which will impair the validity of or terminate any Existing Lease or new lease for such Properties (except in the event of default by a tenant thereunder), or otherwise modify or amend any material term of any Existing Lease or new lease for such Properties except as permitted herein;

          (iv) timely comply with each provision of the applicable Loan Documents so that the same shall be in good standing and not in default at Closing, not amend any of the applicable Loan Documents and not prepay any principal amount owing thereunder;

          (v) except as permitted hereby, not perform or fail to perform any act which shall impair or encumber title to such Properties;

          (vi) maintain in full force and effect the current insurance on such Properties;

          (vii) maintain in good standing all existing government licenses or permits required for the conduct of its business on such Properties and operate such Properties in material compliance with all ordinances, rules and regulations of all governmental authorities having jurisdiction thereof;

          (viii) not take any action or omit to take any action which would cause any of the representations and warranties set forth herein with respect to such Properties to be untrue, inaccurate or incomplete in any material respect at Closing;

          (ix) not remove any fixtures or articles of personalty owned by such Seller from any of such Properties unless such removal is in the ordinary course of business and is due to obsolescence or is for the purpose of repairing, maintaining, or replacing such property, in which event such property shall be promptly serviced and/or replaced with property of equal or better quality;

          (x) not apply any security deposits to tenant defaults unless such tenant has actually vacated the unit;

          (xi) not amend any Existing Lease without Purchaser's prior consent (which consent shall not be unreasonably withheld) or enter into any new leases except in compliance with the guidelines for new leases set forth in Exhibit M
                                                                     ---------
attached hereto; and

          (xii) except for agreements which (A) are entered into in the ordinary course of business, (B) may be terminated upon not more than 30 days' notice without penalty and (C) do not exceed $25,000 in the aggregate per Property, not enter into any new agreements or modify any existing agreements without Purchaser's consent, which consent shall not be unreasonably withheld. If Purchaser does not give its approval or disapproval within five (5) days after receipt from any Seller of the proposed new agreement or modification, Purchaser shall be deemed to have approved such new agreement or modification.

  7.4  No Amendment of Master LLC Agreement.  Between the date hereof and the
       ------------------------------------
Closing Date, Purchaser agrees not to amend, restate or otherwise modify any provision of the Master LLC Agreement without BRE's prior written consent as to any provisions affecting BRE, which BRE may withhold in its sole and absolute discretion.

     7.5  No Amendment of Subsidiary LLC Agreements.  Between the date hereof
          -----------------------------------------
and the Closing Date, Purchaser agrees not to amend, restate or otherwise modify any provision of any Subsidiary LLC Agreement without BRE's prior written consent as to any provisions affecting BRE, which BRE may withhold in its sole and absolute discretion.

                                  ARTICLE 8.
                             DEFAULTS AND DAMAGES

     8.1  Sellers' Remedies.  In the event that Purchaser fails to complete
          -----------------
Closing with respect to any Property as a result of its default under this Agreement, Sellers as their sole and exclusive remedy hereunder, at law or in equity, shall have the right to keep the Deposit as liquidated damages and the Deposit shall not be credited to the Purchase Price. Purchaser and each of the Sellers each acknowledge and agree that they are unable to calculate the precise amount of damages that Sellers would suffer by virtue of a Purchaser default and that the Deposit represents a reasonable estimate of such damages and, accordingly, constitutes liquidated damages and not a penalty.

     /s/ LRC  /s/ LRC   Sellers' initials      /s/ FXT   Purchaser's initials
     -------  -------                          -------

     8.2  Purchaser's Remedies.  In the event that any Seller fails to complete
          --------------------
Closing with respect to any Property as a result of the default of such Seller under this Agreement, Purchaser, as its sole and exclusive remedies hereunder, at law or in equity, shall have the right (a) to terminate this Agreement with respect to such Property, but only with respect to such Property, and to reimbursement of all of its reasonable out-of-pocket costs and expenses incurred by Purchaser in connection with such Property (provided, that Purchaser shall have the right to no more than an aggregate sum of $2,000,000 for all such costs and expenses in connection with all Properties) and (b) to file an action or suit for specific performance with respect to such Property. Purchaser shall not have the right to damages.

     8.3  Treatment of the Deposit.  BRE shall be entitled to keep the Deposit
          ------------------------
and the Deposit shall be treated as described in Section 1.3 hereof unless
                                                 -----------
Closing does not occur with respect to all of the Properties as a result of the default of Sellers under this Agreement or as a result of a failure of a condition to Purchaser's obligation to close with respect to all of the Properties. In such event, Purchaser shall be entitled to a refund of the Deposit. This Section 8.3 shall be the only circumstance under which Purchaser
               -----------
shall be entitled to a refund of any portion of the Deposit.

                                  ARTICLE 9.
                                    ESCROW

     9.1  Escrow.  The purchase of the Properties shall be consummated by means
          ------
of one or more escrows (each, an "Escrow") established at the Title Company.
                                  ------
Sellers and Purchaser shall deliver a fully executed original of this Agreement to the Title Company not later than two (2) business days after the execution of this Agreement by Sellers and Buyer. The date on which the Title Company receives the fully executed original Agreement shall be referred to as the "Opening of Escrow." Title Company shall send a notice to Sellers and Buyer confirming the date of its receipt of the fully executed original Agreement.

     9.2  Escrow Instructions.  Sellers and Purchaser agree that this Agreement
          -------------------
shall also constitute instructions to the Title Company. In addition, the parties agree to execute and deliver to the Title Company such reasonable and customary escrow instructions in the standard printed form of the Title Company for the purpose of consummating the sale contemplated by this Agreement, provided, however, that any extension provisions in such standard printed escrow instructions shall not apply and in the event of any conflict or inconsistency between the standards printed terms and condition set forth in such escrow instructions and those contained in this Agreement or in more specific escrow instructions delivered by the parties, then the terms and conditions of this Agreement or such specific escrow instructions shall control. The Title Company shall perform all customary functions of an escrow agent to consummate this transaction, including, among other duties:

          (a) the preparation and recordation of the Deeds to be executed by each Seller;

          (b) the calculation of the prorations and closing costs required by this Agreement;

          (c) serving as a depository for all funds, instruments and documents needed to close;

          (d) issuing at Closing the Title Policy provided for in Section 3.3 hereof, showing title to the applicable Properties vested in Purchaser or the appropriate Subsidiary LLC, as the case may be, subject only to the applicable Permitted Exceptions.

     9.3  Liability of Title Company.  The parties acknowledge that the Title
          --------------------------
Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith but shall be liable for its failure to comply with this Agreement, any escrow instructions delivered pursuant hereto, or any of its negligent acts and for any loss, cost or expense incurred by Sellers or Purchaser resulting therefrom. Sellers and Purchaser shall jointly and severally indemnify and hold the Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Title Company's duties hereunder, except with respect to actions or omissions taken or made by the Title Company in bad faith, in disregard of this Agreement or any escrow instructions delivered pursuant hereto or involving negligence on the part of the Title Company.

                                  ARTICLE 10.
                                 MISCELLANEOUS

     10.1 Condemnation.  As between each Seller and Purchaser, the risk of loss
          ------------
resulting from any condemnation of any Property which is commenced or has been threatened before Closing shall remain with the applicable Seller. If before Closing any Property shall be subjected to a bona fide threat of condemnation of a material portion of such Property or shall become the subject of any proceedings, judicial, administrative, or otherwise, with respect to the taking by eminent domain of a portion of such Property which would have an adverse effect on Purchaser's use of such Property as determined by Purchaser in its reasonable judgment (provided, that any taking which affects the apartment building or parking lot located on such Property or access thereto shall be deemed to have an adverse effect on

Purchaser's use of such Property), then Purchaser may terminate this Agreement with respect to such Property by written notice to Sellers given within 15 days after the applicable Seller notifies Purchaser of the taking, and the Purchase Price shall be equitably adjusted by Sellers and Purchaser. If the Closing Date is within the aforesaid 15-day period, then Closing shall be extended to the next business day following the end of said 15-day period. If such election is not made and, in any event, if the taking would not have an adverse effect on Purchaser's use of such Property, this Agreement shall remain in full force and effect with respect to such Property and the purchase contemplated herein, less the interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon Closing, the appropriate Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of such Seller in and to any awards that have been or that may thereafter be made for such taking. Purchaser and Sellers expressly agree that the Uniform Vendor Purchaser Risk Act or any similar law applicable in the jurisdictions where the Properties are located shall not apply to this Agreement. Sellers and Purchaser each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of this Section 10.1 shall govern the parties'
                                         ------------
obligations in the event of the taking of all or any part of any Property. Each Seller agrees that it will not compromise, settle or agree to any award for condemnation or eminent domain proceeds for any Property without Purchaser's consent.

     10.2  Casualty.  As between each Seller and Purchaser, the risk of loss
           --------
resulting from a fire, loss or other casualty with respect to each Property (in each case, a "Casualty") before Closing shall remain with the applicable Seller. If before Closing any Property shall be subjected to a Casualty which would result in damage exceeding $250,000, then Purchaser may terminate this Agreement with respect to such Property by written notice to Sellers given within 15 days after the applicable Seller notifies Purchaser of the Casualty, and the Purchase Price shall be equitably adjusted by Sellers and Purchaser. If the Closing Date is within the aforesaid 15-day period, then Closing shall be extended to the next business day following the end of the said 15-day period. If such election is not made and, in any event, if such damages do not exceed $250,000, this Agreement shall remain in full force and effect with respect to such Property and the purchase contemplated herein shall be effected with no further adjustment, and upon Closing, the appropriate Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of such Seller in and to any awards and insurance proceeds that have been or that may thereafter be made for such casualty, plus any applicable deductible or uninsured portion of the casualty. Each Seller agrees that it will not compromise or make settlement on any claim in connection with a Casualty for any Property without Purchaser's consent.

     10.3  Parties Bound.  Except as set forth in Section 1.4, Purchaser may not
           -------------                          -----------
assign this Agreement or any right hereunder without the prior written consent of Sellers, and any such prohibited assignment shall be void. No assignment shall relieve Purchaser of its primary liability hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

     10.4  No Public Announcement.  Purchaser shall make no public announcement
           ----------------------
or disclosure of the terms of this Agreement or any information related to the terms of this

Agreement to third parties prior to Closing without the prior written consent of Sellers, except to Purchaser's consultants who agree to maintain the confidentiality of such information in accordance with the Confidentiality Agreement. The parties may issue press releases and make filings with the Securities and Exchange Commission after the signing of this Agreement and after Closing. The parties agree to give, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party of any such press release or filing, and the parties further agree to attempt, to the extent reasonably possible, to obtain the other party's approval of such press release or filing. Each party agrees that it will not unreasonably withhold any such consent.

     10.5  Headings.  The article and section headings of this Agreement are for
           --------
convenience only and in no way limit or enlarge the scope or meaning of this Agreement.

     10.6  Invalidity and Waiver.  If any portion of this Agreement is held
           ---------------------
invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     10.7  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the law of the State of California, without regard to such State's conflicts of laws principles; provided, however, that the Deeds shall be governed by and construed in accordance with the laws of the respective state of recordation.

     10.8  Survival.  Unless otherwise expressly stated in this Agreement, each
           --------
of the covenants, obligations, representations, and agreements contained in this Agreement shall survive Closing and the execution and delivery of the Deeds required hereunder only for a period of 18 months immediately following the Closing Date; provided, however, that (a) the indemnification provisions of
Section 2.3 shall survive the termination of this Agreement or Closing, whichever occurs, and shall not be merged, until the applicable statute of limitations with respect to any claim, cause of action, suit or other action relating thereto shall have fully and finally expired; and (b) the disclaimers, releases, agreements, representations and warranties contained in Sections 2.1,
                                                                  ------------
2.2, 2.5, 4.8, 4.10, this 10.8, 10.9, 10.12, 10.13, 10.14 and 10.15 shall
---  ---  ---  ----       ----  ----  -----  -----  -----     -----
survive indefinitely.

     10.9  No Third-Party Beneficiary.  This Agreement is not intended to give
           --------------------------
or confer any benefit, right, privilege, claim, action, or remedy to any person or entity as a third-party beneficiary, except for the Master LLC and the Subsidiary LLCs, which shall be third party beneficiaries hereof.

     10.10 Entirety and Amendments.  This Agreement embodies the entire
           -----------------------
agreement between the parties and supersedes all prior agreements and understandings relating to the Properties except for the Confidentiality Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

  10.11   Time. Time is of the essence in the performance of this Agreement.
          ----

  10.12   Attorneys' Fees.  In the event of any dispute between the parties, the
          ---------------
prevailing party shall be entitle to collect its reasonable costs, charges, and expenses, including attorneys' fees, expended or incurred in connection therewith.

  10.13   Notices.  All notices required or permitted hereunder shall be in
          -------
writing and shall be served on the parties at the addresses set forth in Section
                                                                         -------
1.1.  Such notices shall be either (a) sent by overnight delivery using a
---
nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile, with written confirmation and the original thereof sent by overnight or first class mail, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile or personal delivery and delivered after 5:00 p.m., San Francisco, California Time, shall be deemed received on the next business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

  10.14   Construction. The parties acknowledge that the parties and their
          ------------
counsel have reviewed and revised this Agreement and that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any schedules or exhibits hereto.

  10.15   Brokerage.  Purchaser and Sellers each respectively represent and
          ---------
warrant to the other that they have had no dealings, negotiations or consultations with any broker or other intermediary to whom a fee or commission or other compensation may be payable in connection with or relating to this sale other than Morgan Stanley Realty Incorporated ("Morgan Stanley"). Purchaser and Sellers shall each indemnify, hold and defend the other harmless of, from and against any and all claims, demands, actions, suits, judgments, damages, liability, counsel fees and court costs, incurred by the non-breaching party as a result of any breach of the foregoing representation and warranty. Sellers agree to pay all brokerage commissions due to Morgan Stanley in connection with this sale, and Purchaser shall not have any liability in connection therewith.

  10.16   Calculation of Time Periods.  Unless otherwise specified, in computing
          ---------------------------
any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in San Francisco, California, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., San Francisco, California Time.

  10.17   Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

  10.18   Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
          --------------------
PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  10.19   Memoranda of Contract.  At Purchaser's request, Sellers shall execute
          ---------------------
memoranda of contract for each of the Properties, in recordable form, in form and substance reasonably acceptable to the parties. Purchaser may cause such memoranda to be recorded at its expense. Except as required in order to enable Purchaser to enforce its right to specific performance pursuant to Section 8.2 hereof, in the event that this Agreement is terminated for any reason or the Closing does not occur by 5:00 p.m. Eastern Standard Time on September 6, 2000, Purchaser shall promptly deliver to Sellers executed quitclaims in recordable form with respect to the memoranda of contract for each of the Properties.

                               SIGNATURE PAGE TO
                          PURCHASE AND SALE AGREEMENT
                                BY AND BETWEEN
               BRE PROPERTIES, INC., BRE PROPERTY INVESTORS LLC
                                      AND
                         G & I III RESIDENTIAL ONE LLC

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated in Section 1(c) of this Agreement.
                      ------------

                                  BRE PROPERTIES, INC.,
                                  a Maryland corporation

                                  By: /s/ Frank C. McDowell
                                      ----------------------------------------
                                  Name:  Frank C. McDowell
                                  Title: President and Chief Executive Officer

                                  BRE PROPERTY INVESTORS LLC,
                                  a Delaware limited liability company

                                  By:  BRE Properties, Inc., its managing member

                                        By: /s/ Frank C. McDowell
                                            ---------------------------------
                                        Name:  Frank C. McDowell
                                        Title: President and Chief Executive
                                               Officer

                                  G & I III RESIDENTIAL ONE LLC,
                                  a Delaware limited liability company

                                  By:  DRA GROWTH AND INCOME FUND III,
                                       LLC, a Delaware limited liability company

                                  By:  G&I III MANAGECO, LP, a Delaware
                                       limited partnership

                                  By:  MANAGECO IV, INC., a Delaware corporation

                                       By: /s/ Francis X. Tansey
                                           ---------------------------------
                                       Name: Francis X. Tansey
                                       Title: President

                                   EXHIBIT A

                             EXISTING INDEBTEDNESS
                             ---------------------

------------------------------------------------------------------------------------------------
       PROPERTY                           DESCRIPTION OF EXISTING INDEBTEDNESS
------------------------------------------------------------------------------------------------
Pinnacle Canyon          Deed of Trust dated April 13, 1995, recorded April 17, 1995, in Docket
                         10023, Page 1498.  Amendment recorded May 9, 1996, in Docket 10291,
                         Page 2879.
                         Trustor: Pinnacle Canyon Joint Venture
                         Trustee: The Northwestern Mutual Life Insurance Company
                         Beneficiary: The Northwestern Mutual Life Insurance Company
                         Amount: $11,400,000.00
------------------------------------------------------------------------------------------------
Pinnacle Canyon          Absolute Assignment of Leases and Rents between Pinnacle Canyon Joint
                         Venture to Northwestern Mutual Life Insurance Company, dated April 13,
                         1995, recorded April 17, 1995, in Docket 10023, Page 1515, Amendment
                         recorded May 9, 1996, in Docket 10291, Page 2882.
------------------------------------------------------------------------------------------------
Fountain Plaza           Deed of Trust dated July 26, 1993, recorded July 26, 1993 in Docket
                         9591, Page 2687.
                         Trustor: Fountain Plaza Partners L.P.
                         Trustee: Fidelity National Title Agency, Inc.
                         Beneficiary: PFC Corporation
                         Amount: $3,176,000.00
------------------------------------------------------------------------------------------------
Fountain Plaza           Arizona UCC Financing Statement executed by and between Fountain Plaza
                         Partners L.P. to PFC Corporation dated July 26, 1993 recorded July 26,
                         1993 in Docket 9591, Page 2705.  Continuation of Arizona UCC Financial
                         Statement recorded July 23, 1999 in Docket 11095, Page 325.
------------------------------------------------------------------------------------------------
Hacienda Del Rio         Deed of Trust dated March 30, 1993, recorded March 31, 1993 in Dockent
                         9510, Page 3169
                         Trustor: Hacienda Del Rio Associates L.P.
                         Trustee: Fidelity National Title Agency, Inc.
                         Beneficiary: PFC Corporation
                         Amount: $5,717,300.00
------------------------------------------------------------------------------------------------
Hacienda Del Rio         Arizona UCC Financing Statement executed by and between Hacienda Del
                         Rio Associates L.P. to PFC Corporation dated March 30, 1993, recorded
                         March 31, 1993 in Docket 9510, Page 3180.  Continuation of Arizona UCC
                         Financial Statement recorded March 24, 1999 in Docket 11010, Page 2003.
------------------------------------------------------------------------------------------------

                                  Exhibit A-1

                                  Exhibit A-2

                                   EXHIBIT B

                                  PROPERTIES*
                                  ----------

     Property                      Location                Seller

Shadow Bend                       Phoenix, AZ                BRE
Fairway Crossings                 Phoenix, AZ                BRE
Posada Del Este                   Phoenix, AZ                BRE
Park Scottsdale                   Phoenix, AZ                BRE

Hacienda del Rio                  Tucson, AZ                 BRE
Colonia del Rio                   Tucson, AZ                 BRE
Springhill                        Tucson, AZ                 BRE
Casas Lindas                      Tucson, AZ                 BRE
Camino Seco Village               Tucson, AZ                 BRE
Oracle Village                    Tucson, AZ                 BRE
Fountain Plaza                    Tucson, AZ                 BRE
Pinnacle Heights                  Tucson, AZ              DownREIT
Pinnacle Canyon                   Tucson, AZ              DownREIT

Cypress Springs                  Las Vegas, NV               BRE
Tango                            Las Vegas, NV               BRE
Desert Lakes                     Las Vegas, NV               BRE
Talavera                         Las Vegas, NV               BRE
Pinnacle Flamingo West           Las Vegas, NV            DownREIT

Pinnacle at High Desert         Albuquerque, NM           DownREIT
Pinnacle View                   Albuquerque, NM           DownREIT
Pinnacle Estates                Albuquerque, NM           DownREIT
Pinnacle High Resort            Albuquerque, NM           DownREIT

   * SEE LEGAL DESCRIPTIONS IN TITLE COMMITMENT FOR MORE PRECISE DESCRIPTION

                                  Exhibit B-1

                                   EXHIBIT C

                          PERSONAL PROPERTY INVENTORY
                          ---------------------------

                                   [Omitted]

                                  Exhibit C-1

                                  EXHIBIT C-1

                      EXCLUDED VELOCITYHSI, INC. PROPERTY
                      -----------------------------------

                                   [Omitted]

                                  Exhibit C-2

                                  EXHIBIT D-1

                                 BILL OF SALE
                                 ------------

          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, BRE PROPERTIES, INC., a Maryland corporation ("the
                                                                    ---
Seller"), does hereby sell to G & I III RESIDENTIAL ONE, LLC, a Delaware limited
------
liability company ("the Purchaser"), all of its rights, titles and interests in
                    -------------
and to all tangible personal property located upon the lands described on

Exhibit A attached hereto and hereby made a part hereof (the "Land") or within
---------                                                     ----
the improvements located thereon, including, without limitation, any and all appliances, gym equipment, golf carts, furniture, carpeting, draperies and curtains, tools and supplies, inventory and other items of personal property owned by the Seller, located on and used in connection with the operation of the Land or the improvements located thereon listed on Schedule 1 attached hereto,
                                                   ----------
and the name ____________, but excluding any personal property owned by VelocityHSI, Inc. listed on Schedule 2 attached hereto.
                            ----------

          TO HAVE AND TO HOLD all of said personal property unto the Purchaser, its successors and assigns, to its own use forever.

          Notwithstanding any warranty which may otherwise be implied from the use of any word, phrase or clause herein, Seller warrants title to said personal property only against its own acts, but not the acts of any others.

          IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the 6th day of September, 2000.

SELLER:                     BRE PROPERTIES, INC., a Maryland corporation

                                 By:

                                       By:______________________________________
                                       Name:  LeRoy E. Carlson
                                       Title: Chief Financial Officer

                                  Exhibit D-1

                           Exhibit A to Bill of Sale

                              LIST OF PROPERTIES

            Property                           Location

         Shadow Bend                          Phoenix, AZ
         Fairway Crossings                    Phoenix, AZ
         Posada Del Este                      Phoenix, AZ
         Park Scottsdale                      Phoenix, AZ

         Hacienda del Rio                     Tucson, AZ
         Colonia del Rio                      Tucson, AZ
         Springhill                           Tucson, AZ
         Casas Lindas                         Tucson, AZ
         Camino Seco Village                  Tucson, AZ
         Oracle Village                       Tucson, AZ
         Fountain Plaza                       Tucson, AZ

         Cypress Springs                     Las Vegas, NV
         Tango                               Las Vegas, NV
         Desert Lakes                        Las Vegas, NV
         Talavera                            Las Vegas, NV

                                 Exhibit D-2

                                  EXHIBIT D-2

                                 BILL OF SALE
                                 ------------

          FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, BRE PROPERTY INVESTORS LLC, a Delaware limited liability company ("the Seller"), does hereby sell to G & I III RESIDENTIAL ONE, LLC, a
          ----------
Delaware limited liability company ("the Purchaser"), all of its rights, titles
                                     -------------
and interests in and to all tangible personal property located upon the lands described on Exhibit A attached hereto and hereby made a part hereof (the
             ---------
"Land") or within the improvements located thereon, including, without
 ----
limitation, any and all appliances, gym equipment, golf carts, furniture, carpeting, draperies and curtains, tools and supplies, inventory and other items of personal property owned by the Seller, located on and used in connection with the operation of the Land or the improvements located thereon listed on Schedule
                                                                        --------
1 attached hereto, and the name ____________, but excluding any personal
-
property owned by VelocityHSI, Inc. listed on Schedule 2 attached hereto.
                                              ----------

          TO HAVE AND TO HOLD all of said personal property unto the Purchaser, its successors and assigns, to its own use forever.

          Notwithstanding any warranty which may otherwise be implied from the use of any word, phrase or clause herein, Seller warrants title to said personal property only against its own acts, but not the acts of any others.

          IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the 6th day of September, 2000.

SELLER: BRE PROPERTY INVESTORS LLC, a Delaware limited liability company

                                    By:  BRE Properties, Inc., its managing
                                         member

                                         By: ____________________________
                                         Name:  LeRoy E. Carlson
                                         Title: Chief Financial Officer

                                  Exhibit D-3

                           Exhibit A to Bill of Sale

                              LIST OF PROPERTIES


          Property                         Location

       Pinnacle Heights                     Tucson, AZ
       Pinnacle Canyon                      Tucson, AZ
       Pinnacle Flamingo West             Las Vegas, NV
       Pinnacle at High Desert            Albuquerque, NM
       Pinnacle View                      Albuquerque, NM
       Pinnacle Estates                   Albuquerque, NM
       Pinnacle High Resort               Albuquerque, NM

                                  Exhibit D-4

                                   EXHIBIT E

                 LIST MATERIAL CONTRACTS AFFECTING PROPERTIES
                 --------------------------------------------

                                   [Omitted]

                                  Exhibit E-1

                                  EXHIBIT F-1

                            ASSIGNMENT OF CONTRACTS
                            -----------------------

          This instrument is executed and delivered as of the 6th day of September, 2000 (the "Closing Date"), pursuant to that certain Purchase and Sale Agreement (the "Agreement"), dated July 7, 2000, by and between BRE PROPERTIES,
                ---------
INC., a Maryland corporation and BRE PROPERTY INVESTORS LLC, a Delaware limited liability company (individually a "Seller" and collectively "Sellers"), and G &
                                   ------                    -------
I RESIDENTIAL ONE, LLC, a Delaware limited liability company  ("Purchaser").
                                                                ---------

          1.   Assignment and Assumption of Contracts.  For good and valuable
               --------------------------------------
consideration, effective as of the Closing Date, Seller hereby assigns, transfers, sets over, assigns and conveys to Purchaser, all of Seller's right, title, and interest in and to, and all of its obligations under, the contracts relating to the land described on Exhibit A attached hereto and listed on
                                  ---------
Exhibit B attached hereto (collectively, the "Contracts"), and Purchaser hereby
---------                                     ---------
accepts such assignment and assumes such obligations under the Contracts arising from and after the Closing Date.

          2.   Cross-Indemnity.  Purchaser shall defend, indemnify and hold
               ---------------
harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Contracts arising on and after the Closing Date. Seller shall defend, indemnify, and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Contracts arising before the Closing Date.

          3.   Agreement Applies.  The covenants, agreements, representations,
               -----------------
warranties, disclaimers, indemnities and limitations provided in the Agreement with respect to the rights, titles, interests or obligations assigned hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

                           [Signature Page follows]

                                  Exhibit F-1

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Contracts to be executed as of the date written above.

SELLER:             BRE PROPERTIES, INC.,
                    a Maryland corporation

                    By: __________________________________________
                    Name: LeRoy E. Carlson
                    Title: Chief Financial Officer

PURCHASER:          G & I III RESIDENTIAL ONE, LLC, a Delaware
                    limited liability company

                              By: DRA GROWTH AND INCOME
                                  FUND III, LLC, a Delaware limited
                                  liability company

                              By: G&I III MANAGECO, LP, a Delaware
                                  limited partnership

                              By: MANAGECO IV, INC., a Delaware
                                  corporation

                              By: ________________________________
                                  Name:
                                  Title:

                                  Exhibit F-2

                      Exhibit A to Assignment of Contract
                      -----------------------------------

                              LIST OF PROPERTIES
                              ------------------

          Property                   Location                Seller

      Shadow Bend                    Phoenix, AZ              BRE
      Fairway Crossings              Phoenix, AZ              BRE
      Posada Del Este                Phoenix, AZ              BRE
      Park Scottsdale                Phoenix, AZ              BRE

      Hacienda del Rio               Tucscon, AZ              BRE
      Colonia del Rio                Tucson, AZ               BRE
      Springhill                     Tucson, AZ               BRE
      Casas Lindas                   Tucson, AZ               BRE
      Camino Seco Village            Tucson, AZ               BRE
      Oracle Village                 Tucson, AZ               BRE
      Fountain Plaza                 Tucson, AZ               BRE

      Cypress Springs              Las Vegas, NV              BRE
      Tango                        Las Vegas, NV              BRE
      Desert Lakes                 Las Vegas, NV              BRE
      Talavera                     Las Vegas, NV              BRE

                                  Exhibit F-3

                      Exhibit B to Assignment of Contract
                      -----------------------------------

                               LIST OF CONTRACTS
                               -----------------

                                   [Omitted]

                                  Exhibit F-4

                                  EXHIBIT F-2

                            ASSIGNMENT OF CONTRACTS
                            -----------------------

          This instrument is executed and delivered as of the 6th day of September, 2000 (the "Closing Date"), pursuant to that certain Purchase and Sale Agreement (the "Agreement"), dated July 7, 2000, by and between BRE PROPERTIES,
                ---------
INC., a Maryland corporation and BRE PROPERTY INVESTORS LLC, a Delaware limited liability company (individually a "Seller" and collectively "Sellers"), and G &
                                   ------                    -------
I III RESIDENTIAL ONE, LLC, a Delaware  limited liability company ("Purchaser").
                                                                    ---------

          1.   Assignment and Assumption of Contracts.  For good and valuable
               --------------------------------------
consideration, effective as of the Closing Date, Seller hereby assigns, transfers, sets over, assigns and conveys to Purchaser, all of Seller's right, title, and interest in and to, and all of its obligations under, the contracts relating to the land described on Exhibit A attached hereto and listed on
                                  ---------
Exhibit B attached hereto (collectively, the "Contracts"), and Purchaser hereby
---------                                     ---------
accepts such assignment and assumes such obligations under the Contracts arising from and after the Closing Date.

          2.   Cross-Indemnity.  Purchaser shall defend, indemnify and hold
               ---------------
harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Contracts arising on and after the Closing Date. Seller shall defend, indemnify, and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Contracts arising before the Closing Date.

          3.   Agreement Applies.  The covenants, agreements, representations,
               -----------------
warranties, disclaimers, indemnities and limitations provided in the Agreement with respect to the rights, titles, interests or obligations assigned hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

                           [Signature Page follows]

                                  Exhibit F-5

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Contracts to be executed as of the date written above.

SELLER:                    BRE PROPERTY INVESTORS LLC,
                           a Delaware limited liability company

                           By:  BRE Properties, Inc., its managing member

                                By: _____________________________________
                                Name:  LeRoy E. Carlson
                                Title: Chief Financial Officer

PURCHASER:                 G & I RESIDENTIAL ONE, LLC,
                           a Delaware limited liability company

                                By: DRA GROWTH AND INCOME
                                    FUND III, LLC, a Delaware limited
                                    liability company

                                By: G&I III MANAGECO, LP, a Delaware
                                    limited partnership

                                By: MANAGECO IV, INC., a Delaware
                                    corporation

                                By: _____________________________________
                                    Name:
                                    Title:

                                  Exhibit F-6

                      Exhibit A to Assignment of Contract
                      -----------------------------------

                              LIST OF PROPERTIES
                              ------------------

           Property                      Location                Seller

        Pinnacle Heights                 Tucson, AZ              DownREIT
        Pinnacle Canyon                  Tucson, AZ              DownREIT
        Pinnacle Flamingo West           Las Vegas, NV           DownREIT
        Pinnacle at High Desert        Albuquerque, NM           DownREIT
        Pinnacle View                  Albuquerque, NM           DownREIT
        Pinnacle Estates               Albuquerque, NM           DownREIT
        Pinnacle High Resort           Albuquerque, NM           DownREIT

                                  Exhibit F-7

                      Exhibit B to Assignment of Contract
                      -----------------------------------

                               LIST OF CONTRACTS
                               -----------------

                                   [Omitted]

                                  Exhibit F-8

                                  EXHIBIT G-1
                             ASSIGNMENT OF LEASES
                             --------------------

          This instrument is executed and delivered as of the 6th day of September, 2000 (the "Closing Date"), pursuant to that certain Purchase and Sale Agreement (the "Agreement"), dated July 7, 2000, by and between BRE PROPERTIES,
                ---------
INC., a Maryland corporation and BRE PROPERTY INVESTORS LLC, a Delaware limited liability company (individually a "Seller" and collectively "Sellers"), and G &
                                   ------                    -------
I RESIDENTIAL ONE, LLC, a Delaware limited liability company ("Purchaser").
                                                               ---------

          1.   Assignment and Assumption of Leases.  For good and valuable
               -----------------------------------
consideration, effective as of the Closing Date, Seller hereby assigns, transfers, sets over, assigns and conveys to Purchaser, all of Seller's right, title, and interest in and to, and all of its obligations under, the leases relating to the lands described in Exhibit A attached hereto and listed on
                                   ---------
Exhibit B attached hereto (collectively, the "Leases"), and Purchaser hereby
---------                                     ------
accepts such assignment and assumes such obligations under the Leases from and after the Closing Date.

          2.   Cross-Indemnity.  Purchaser shall defend, indemnify and hold
               ---------------
harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising on and after the Closing Date. Seller shall defend, indemnify, and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising before the Closing Date.

          3.   Agreement Applies.  The covenants, agreements, representations,
               -----------------
warranties, disclaimers, indemnities and limitations provided in the Agreement with respect to the rights, titles, interests or obligations assigned hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

                           [Signature Page follows]

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Leases to be executed as of the date written above.

SELLER:                       BRE PROPERTIES, INC.,
                              a Maryland corporation

                              By:_______________________________________________
                              Name: LeRoy E. Carlson
                              Title: Chief Financial Officer

PURCHASER:                    G & I III RESIDENTIAL ONE, LLC,
                              a Delaware limited liability company

                                    By:  DRA GROWTH AND INCOME FUND III, LLC, a
                                         Delaware limited liability company

                                    By:  G&I III MANAGECO, LP, a Delaware
                                         limited partnership

                                    By:  MANAGECO IV, INC., a Delaware
                                         corporation

                                    By:  _____________________________
                                         Name:
                                         Title:

                       Exhibit A to Assignment of Leases

                              LIST OF PROPERTIES
                              ------------------

    Property                     Location                Seller

Shadow Bend                     Phoenix, AZ                BRE
Fairway Crossings               Phoenix, AZ                BRE
Posada Del Este                 Phoenix, AZ                BRE
Park Scottsdale                 Phoenix, AZ                BRE

Hacienda del Rio                Tucscon, AZ                BRE
Colonia del Rio                 Tucson, AZ                 BRE
Springhill                      Tucson, AZ                 BRE
Casas Lindas                    Tucson, AZ                 BRE
Camino Seco Village             Tucson, AZ                 BRE
Oracle Village                  Tucson, AZ                 BRE
Fountain Plaza                  Tucson, AZ                 BRE

Cypress Springs                Las Vegas, NV               BRE
Tango                          Las Vegas, NV               BRE
Desert Lakes                   Las Vegas, NV               BRE
Talavera                       Las Vegas, NV               BRE

                       Exhibit B to Assignment of Leases
                       ---------------------------------

                                LIST OF LEASES

                                   [Omitted]

                                  EXHIBIT G-2

                              ASSIGNMENT OF LEASES
                              --------------------

          This instrument is executed and delivered as of the 6th day of September, 2000 (the "Closing Date"), pursuant to that certain Purchase and Sale Agreement (the "Agreement"), dated July 7, 2000, by and between BRE PROPERTIES,
                ---------
INC., a Maryland corporation and BRE PROPERTY INVESTORS LLC, a Delaware limited liability company (individually a "Seller" and collectively "Sellers"), and G &
                                   ------                    -------
I III RESIDENTIAL ONE, LLC, a Delaware limited liability company ("Purchaser").
                                                                   ---------

          1.   Assignment and Assumption of Leases.  For good and valuable
               -----------------------------------
consideration, effective as of the Closing Date, Seller hereby assigns, transfers, sets over, assigns and conveys to Purchaser, all of Seller's right, title, and interest in and to, and all of its obligations under, the leases relating to the lands described in Exhibit A attached hereto and listed on
                                   ---------
Exhibit B attached hereto (collectively, the "Leases"), and Purchaser hereby
---------                                     ------
accepts such assignment and assumes such obligations under the Leases from and after the Closing Date.

          2.   Cross-Indemnity.  Purchaser shall defend, indemnify and hold
               ---------------
harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising on and after the Closing Date. Seller shall defend, indemnify, and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases arising before the Closing Date.

          3.   Agreement Applies.  The covenants, agreements, representations,
               -----------------
warranties, disclaimers, indemnities and limitations provided in the Agreement with respect to the rights, titles, interests or obligations assigned hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

                           [Signature Page follows]

          IN WITNESS WHEREOF, the undersigned have caused this Assignment of Leases to be executed as of the date written above.

SELLER:                       BRE PROPERTY INVESTORS LLC,
                              a Delaware limited liability company

                              By:  BRE Properties, Inc., its managing member

                                    By:_______________________________
                                    Name: LeRoy E. Carlson
                                    Title: Chief Financial Officer

PURCHASER:                    G & I III RESIDENTIAL ONE, LLC,
                              a Delaware limited liability company

                                    By:  DRA GROWTH AND INCOME FUND III, LLC, a
                                         Delaware limited liability company

                                    By:  G&I III MANAGECO, LP, a Delaware
                                         limited partnership

                                    By:  MANAGECO IV, INC., a Delaware
                                         corporation

                                    By:  _____________________________
                                         Name:
                                         Title:

                       Exhibit A to Assignment of Leases
                       ---------------------------------

                              LIST OF PROPERTIES
                              ------------------

      Property                    Location                Seller

Pinnacle Heights                 Tucson, AZ              DownREIT
Pinnacle Canyon                  Tucson, AZ              DownREIT
Pinnacle Flamingo West          Las Vegas, NV            DownREIT
Pinnacle at High Desert        Albuquerque, NM           DownREIT
Pinnacle View                  Albuquerque, NM           DownREIT
Pinnacle Estates               Albuquerque, NM           DownREIT
Pinnacle High Resort           Albuquerque, NM           DownREIT

                       Exhibit B to Assignment of Leases
                       ---------------------------------

                                LIST OF LEASES

                                   [Omitted]

                                   EXHIBIT H

                         FORM OF MASTER LLC AGREEMENT

                                   [Omitted]

                                   EXHIBIT I

                       FORM OF SUBSIDIARY LLC AGREEMENT

                                   [Omitted]

                                   EXHIBIT J

                          TITLE COMMITMENT AND SURVEY
                          ---------------------------

                                   [Omitted]

                                  EXHIBIT K-1

                         FORM OF SPECIAL WARRANTY DEED
                         -----------------------------

              (for Properties located in Arizona and New Mexico)

When recorded, return to:

[Local law firm address]

                             SPECIAL WARRANTY DEED
                             ---------------------

          For the consideration of Ten Dollars ($10.00) and other good and valuable consideration, BRE PROPERTIES, INC., a Maryland corporation ("Grantor"), hereby conveys to G & I III RESIDENTIAL ONE, LLC, a Delaware limited liability company ("Grantee"), that real property located in . county, [state], and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all interests, privileges and easements appurtenant thereto and any and all improvements located thereon (collectively, the "Property").

     SUBJECT TO those matters reflected on Exhibit B attached hereto and incorporated herein by this reference.

     Notwithstanding any warranty which may otherwise be implied from the use of any word, phrase or clause herein, Grantor warrants title to the Property, subject to the matters referred to above, only against its own acts, but not the acts of any others.

     DATED as of this 6/th/ day of September, 2000.

                              BRE PROPERTIES, INC.,
                              a Maryland corporation

                              By:  ______________________
                                    LeRoy E. Carlson
                                    Chief Financial Officer

                                  EXHIBIT K-2

                      FORM OF GRANT, BARGAIN & SALE DEED
                      ----------------------------------

                      (for Properties located in Nevada)

When recorded, return to:

[Local law firm address]

                          GRANT, BARGAIN & SALE DEED
                          --------------------------

          For the consideration of Ten Dollars ($10.00) and other good and valuable consideration, BRE PROPERTIES, INC., a Maryland corporation ("Grantor"), hereby conveys to G & I III RESIDENTIAL ONE, LLC, a Delaware limited liability company ("Grantee"), that real property located in . county, Nevada, and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all interests, privileges and easements appurtenant thereto and any and all improvements located thereon (collectively, the "Property").

     SUBJECT TO those matters reflected on Exhibit B attached hereto and incorporated herein by this reference.

     Notwithstanding any warranty which may otherwise be implied from the use of any word, phrase or clause herein, Grantor warrants title to the Property, subject to the matters referred to above, only against its own acts, but not the acts of any others.

     DATED as of this 6th day of September, 2000.


                              BRE PROPERTIES, INC.,
                              a Maryland corporation

                              By:  ______________________
                                    LeRoy E. Carlson
                                    Chief Financial Officer

                                   EXHIBIT L

                                LEASE SCHEDULE
                                --------------

                                   [Omitted]

                                   EXHIBIT M

                             NEW LEASE GUIDELINES
                             --------------------

                                   [Omitted]